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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


The Savings Plan Committee
The Gillette Company Employees' Savings Plan:

We consent to the incorporation by reference in registration statement No. 33-63707 or Form S-8 of the Parker Pen 401(k) Plan of our report dated May 23, 1997, relating to the statements of net assets available for plan benefits of the Parker Pen 401(k) Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended, which report appears in the December 31, 1996 annual report on Form 11-K of the Parker Pen 401(k) Plan.


                                                  /s/ KPMG PEAT MARWICK LLP
                                                  -------------------------
                                                  KPMG Peat Marwick LLP

Boston, Massachusetts
June 24, 1997